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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 9, 2012

THUNDER MOUNTAIN GOLD, INC.

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5248 W. Chinden, Boise, Idaho	83714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (9-11)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01. Entry into a Material Definitive Agreement

(a)  On November 9, 2012, Thunder Mountain Gold, Inc. by and through its subsidiaries Thunder Mountain Resources, Inc., a Nevada Corporation, and South Mountain Mines, Inc., an Idaho Corporation (collectively the “Company”) entered into a Members’ Agreement, and Operating Agreement for the organization and operation of the Owyhee Gold Trust LLC (the “Owyhee Gold Trust LLC Agreement”) with Idaho State Gold Company, LLC, an Idaho limited liability company (“ISGC”).  The transaction closed on November 9, 2012, subject to closing conditions described in the Owyhee Gold Trust LLC Agreement, applicable regulatory approvals, and ratification by the shareholders of the Company and ISGC.  A copy of the Owyhee Gold Trust LLC Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

The Owyhee Gold Trust LLC Agreement has been incorporated by reference herein to provide you with information regarding its terms. They are not intended to provide any other factual information about the Registrant. Such information can be found elsewhere in other public filings the Registrant has have made with the Securities and Exchange Commission, and are available without charge at www.sec.gov.

(b)  Prior to the Owyhee Gold Trust LLC Agreement, on March 30, 2012, the Company and ISGC, had entered into a South Mountain Project Joint Venture Proposal (the “Joint Venture Proposal”). Pursuant to section 3 of the Joint Venture Proposal, the Company issued a Convertible Promissory Note (the “Convertible Note”)   ISGC is also a shareholder of the Company. G. Peter Parsley, is a director of the Company’, a shareholder of the Company, the only director of Thunder Mountain Resources, Inc., as well as being employed by ISGC. The Company received $1,000,000 at Closing on May 1, 2012.  On November 8, 2012, ISGC executed a Cancellation and Termination of Promissory Note (the “Cancellation Agreement”). A copy of the Cancellation Agreement is attached hereto as Exhibit 10.6 and is incorporated herein by reference. The Cancellation Agreement cancelled and terminated the Convertible Note and the Company is not obligated to repay any principal, interest or any other amounts due under the Convertible Note.  ISGC‘s capital account under the Owyhee Gold Trust LLC Agreement was credited with the original principal amount of the Convertible Note, e.g. $1,000,000

(c)  The Owyhee Gold Trust LLC Agreement contains representations and warranties made by the Company and ISGC.  The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties exchanged in connection with signing the Owyhee Gold Trust LLC Agreement.  While the Company does not believe that they contain information securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Owyhee Gold Trust LLC Agreement.  Accordingly a reader should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.

The disclosure schedules contain information that has also been included in the Company’s general prior public disclosures.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Owyhee Gold Trust LLC Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Owyhee Gold Trust LLC Agreement is qualified in its entirety by reference to the complete terms and conditions of such Agreement (a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued a $1,000,000 aggregate principal amount Convertible Note to ISGC, in a private placement pursuant to exemptions from the registration requirements of the Securities Act. On November 8, 2012 the Cancellation Agreement cancelled and terminated the Convertible Note and the Company is not obligated to repay any principal, interest or any other amounts due under the Convertible Note to ISGC.

Item 8.01 Other Events

On November 12, 2012, the Company issued the press release attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

10.5

Members’ Agreement and Operating Agreement, dated November 9, 2012, by and among Thunder Mountain Gold, Inc. a Nevada corporation, and Idaho State Gold Company, LLC, an Idaho Limited Liability Company, Thunder Mountain Resources, Inc., a Nevada Corporation, and South Mountain Mines, Inc., an Idaho Corporation.

10.6	Cancellation and Termination of Promissory Note, dated November 8, 2012, by Idaho State Gold Company, LLC, an Idaho Limited Liability Company.
99.1	Press Release issued by the Company on November 12, 2012

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ Eric T. Jones

  -------------------------------------------------

Eric T. Jones

President, Director and Chief Executive Officer

Date:  November 15, 2012

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